EXHIBIT 10.4

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made and entered into as of April 30, 2021 (the “Effective Date”) by and among Ammo, Inc. a Delaware corporation (the “Company”), Gemini Direct Investments, LLC, a Nevada limited liability company (“Gemini”), SpeedLight Group I, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Sub”), and Steven F. Urvan, an individual (the “Investor”).

RECITALS

WHEREAS, the Company, Gemini, Sub, and Investor, have entered into that certain Agreement and Plan of Merger dated as of April 30, 2021 (the “Merger Agreement”), pursuant to which Sub will be merged with and into Gemini, and Sub shall continue as the surviving entity and wholly owned subsidiary of the Company (the “Merger”);

WHEREAS, in connection with the Merger and pursuant to the Merger Agreement, the Company will issue to the Investor up to an aggregate of 20,000,000 shares of the Company’s common stock, par value $0.001 per share, (the “Shares”), including 14,500,000 Shares issued at the Closing (as defined below);

WHEREAS, the Company has agreed to file a resale registration statement within ninety (90) days of the closing of the Merger (the “Closing”) with respect to 10,000,000 of the Shares issued at the Closing (the “First Tranche Resale Securities”); and

WHEREAS, the Company has agreed to provide the Investor with demand registration rights in connection with the additional shares received by the Investor in connection with the Merger which will include 4,000,000 Shares issued at the Closing, the Additional Parent Stock Consideration (when and if issued in accordance with the terms of the Merger Agreement) and the Escrowed Parent Stock Consideration (to the extent released and delivered to the Investor in accordance with the terms of the Merger Agreement) (collectively, the “Second Tranche Resale Securities”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Agreement” has the meaning set forth in the preamble.

“Board” means the board of directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in New York, New York.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Effective Date” has the meaning set forth in the preamble.

“Effectiveness Period” has the meaning set forth in Section 3.4(a)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Tranche Registrable Securities” means the First Tranche Resale Securities and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to such securities; provided, however, that First Tranche Registrable Securities shall cease to be First Tranche Registrable Securities when (i) such securities have been disposed of in accordance with a Registration Statement or pursuant to Rule 144; (ii) such securities may be sold pursuant to Rule 144 without any limitation as to manner-of-sale restrictions or volume limitations; or (iii) such securities cease to be outstanding.

“Form S-1” means a Registration Statement on Form S-1 or any similar long-form registration statement that may be available at such time.

“Form S-3” means a Registration Statement on Form S-3 or any similar short-form registration statement that may be available at such time.

“Grace Period” has the meaning set forth in Section 3.4(f).”

“Indemnified Party” has the meaning set forth in Section 4.3.

“Indemnifying Party” has the meaning set forth in Section 4.3.

“Merger Agreement” has the meaning set forth in the recitals.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

2

“Registrable Securities” means the First Tranche Registrable Securities and the Second Tranche Registrable Securities.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Statement” means a registration statement filed by the Company or its successor with the SEC in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Second Tranche Registrable Securities” means the Second Tranche Resale Securities and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to such securities; provided, however, that Second Tranche Registrable Securities shall cease to be Second Tranche Registrable Securities when (i) such securities have been disposed of in accordance with a Registration Statement or pursuant to Rule 144; (ii) such securities may be sold pursuant to Rule 144 without any limitation as to manner-of-sale restrictions or volume limitations; or (iii) such securities cease to be outstanding.

“Rule 144” means Rule 144 under the Securities Act or any successor or other similar rule, regulation or interpretation of the SEC that may at any time permit the sale of Registrable Securities to the public without registration.

“Rule 415” means Rule 415 under the Securities Act or any successor or other similar rule providing for offering securities on a continuous or delayed basis.

“SEC” means the Securities and Exchange Commission.

“Shares” has the meaning set forth in the recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, testamentary disposition, operation of law or otherwise) any Shares.

3

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Demand Registration” shall mean an underwritten public offering of Registrable Securities pursuant to a Demand Registration, as amended or supplemented, that is a fully marketed underwritten offering that requires Company management to participate in “road show” presentations to potential investors requiring substantial marketing effort from management over multiple days, the issuance of a “comfort letter” by the Company’s auditors, and the issuance of legal opinions by the Company’s legal counsel.

“Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented, that requires the issuance of a “comfort letter” by the Company’s auditors and the issuance of legal opinions by the Company’s legal counsel.

ARTICLE II

TRANSFER RESTRICTIONS

Section 2.1 General Transfer Restrictions. The right of the Investor to Transfer any Shares held by him is subject to the restrictions set forth below.

(a) The Investor acknowledges that the Shares have not been registered under the Securities Act and may not be Transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. The Investor covenants that the Shares will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state and foreign securities laws. In connection with any Transfer of the Shares other than a Transfer (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144, or (iv) to an Affiliate of Investor, the Company may require the Investor to provide to the Company an opinion of legal counsel selected by the Investor and the legal opinion of counsel shall be satisfactory to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such Transfer does not require registration under the Securities Act; provided, however, that prior to any transfer pursuant to clause (iv), each transferee shall agree with the Company in writing to be bound by this Agreement (it being understood that the rights of the transferor under this Agreement shall likewise be deemed assigned to such transferee upon such transfer).

4

(b) Each Shareholder agrees to the affixing of the following legend on any certificate or book-entry position evidencing any of the Shares substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE SECURITIES LAWS.

Certificates or book-entry positions evidencing the Shares shall not be required to contain such legend or any other legend (i) following any sale of such Shares pursuant to an effective registration statement (including a Registration Statement filed pursuant to this Agreement) covering the resale of the Shares, (ii) following any sale of such Shares pursuant to Rule 144 or if the Shares are transferrable by a person who is not an Affiliate of the Company or the applicable Shareholder pursuant to Rule 144 without any volume or manner of sale restrictions thereunder, (iii) if Investor is not an Affiliate of the Company, one (1) year following the Closing, provided, however, that in the case of (ii) and (iii), above, the Investor provides the Company with customary legal representation letters reasonably satisfactory to the Company and the transfer agent of the Company or (iv) if the Investor provides the Company with a legal opinion reasonably satisfactory to the Company to the effect that the legend is not required under applicable requirements of the Securities Act. Whenever such restrictions shall cease and terminate as to any Shares, the Investor shall be entitled to receive from the Company upon a written request in writing, without expense, new securities of like tenor not bearing the legend set forth herein, and such new securities shall be issued promptly, but in no event less than five (5) Business Days after a written request to remove such legends.

Section 2.2 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act to satisfy continued Exchange Act reporting obligations, to enable Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Investor acknowledges that, as of the Effective Date, he is an “affiliate” of the Company as defined in Rule 144.

ARTICLE III

REGISTRATION AND PROCEDURES

Section 3.1 Resale Shelf Registration Rights.

(a) Subject to compliance by Investor with Section 3.4(d), the Company shall prepare and file or cause to be prepared and filed with the SEC, no later than ninety (90) days following the Effective Date, with respect to the First Tranche Registrable Securities, a Registration Statement on Form S-3 or its successor form, or, if the Company is ineligible to use Form S-3, a Registration Statement on Form S-1, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Investor of all of the First Tranche Registrable Securities (the “Resale Shelf Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period. In the event that the Company files a Form S-1 pursuant to this Section 3.1(a), the Company shall use its commercially reasonable efforts to convert the Form S-1 to a Form S-3 as soon as practicable after the Company is eligible to use Form S-3. No filing of such Registration Statement shall be required during any period in which the Company’s insider trading policy would prohibit executive officers of the Company from trading in the Company’s securities.

5

(b) The Company shall notify the Investor in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to him, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Investor may reasonably request in order to facilitate the sale of the First Tranche Registrable Securities in the manner described in the Resale Shelf Registration Statement.

(c) Subject to the provisions of Section 3.1(a), the Company shall promptly prepare and file with the SEC from time to time such amendments and supplements to the Resale Shelf Registration Statement and prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the First Tranche Registrable Securities during the Effectiveness Period.

(d) Notwithstanding the registration obligations set forth in this Section 3.1, in the event the SEC informs the Company that all of the First Tranche Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform the Investor and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the SEC and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-1, Form S-3 or such other form available to register for resale the First Tranche Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the First Tranche Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff (the “SEC Guidance”). In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1, Form S-3 or such other form available to register for resale those First Tranche Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

6

(g) If, at any time and from time to time beginning on such date that is ninety (90) days following the Effective Date, the Company shall receive a request from the Investor for an Underwritten Takedown of all or any portion of the Investor’s First Tranche Registrable Securities, then the Company shall use its commercially reasonable efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of (i) all Registrable Securities for which the Investor has requested such offering under this Section 3.1(g), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

(i) The Company shall be required to effectuate only one Underwritten Takedown by the Investor within any six-month period.

(ii) If the managing underwriter in an Underwritten Takedown advises the Company and the Investor that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the shares included in such Underwritten Takedown will be reduced in accordance with such determination by the managing underwriter.

(h) The Company shall have the right to select an Underwriter or Underwriters in connection with an Underwritten Takedown, which Underwriter or Underwriters shall be reasonably acceptable to the Investor. In connection with an Underwritten Takedown, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

Section 3.2 Demand Registration.

(a) At any time and from time to time beginning on the date that is six (6) months following the Effective Date, and subject to compliance by such Investor with Section 3.4(d) (other than as to any portion of the Registrable Securities for which there is an effective Resale Registration Statement available for the resale of such Registrable Securities pursuant to Section 3.1), the Investor may make a written demand for Registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form Registration or, if then available, on Form S-3. Each registration requested pursuant to this Section 3.2 is referred to herein as a “Demand Registration”. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company shall not be obligated to effect more than one Demand Registration during any three-month period. The Company shall be obligated to offer an unlimited number of Demand Registrations in respect of the Registrable Securities.

7

(b) A Registration will not count as a Demand Registration until the Registration Statement filed with the SEC with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) the Investor elects to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

(c) If the Investor so elects and the Investor so advises the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Demand Registration. The Investor shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the Investor, and subject to the approval of the Company. The parties agree that, in order to be effected, any Underwritten Demand Registration must result in (i) aggregate proceeds to the selling holders of $4,000,000 or (ii) the Investor no longer holding any Registrable Securities.

(d) If the managing Underwriter or Underwriters for an Underwritten Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that, in such Underwriter’s or Underwriters’ opinion, the dollar amount or number of Registrable Securities which the Investor desires to sell, taken together with all Common Stock or other securities which the Company desires to sell and the Common Stock, if any, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Investor that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Common Stock or other securities that the Company desires to sell and (iii) to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i) and (ii), any Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons.

(e) If the Investor disapproves of the terms of any underwritten offering or is not entitled to include all of his Registrable Securities requested for inclusion in any underwritten offering, the Investor may elect to withdraw from any Demand Registration by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Demand Registration. If the Investor withdraws from a proposed Demand Registration, then either the Investor shall reimburse the Company for the costs associated with the withdrawn registration (in which case such registration shall not count as a Demand Registration provided for in Section 3.2(a)) or the withdrawn registration shall count as a Demand Registration provided for in Section 3.2(a).

8

Section 3.3 Reserved.

Section 3.4 Registration Procedures.

(a) Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 3.1 or 3.2, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

(i) The Company shall use its commercially reasonable efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 3.2, prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its commercially reasonable efforts to cause such Registration Statement to become effective and use its commercially reasonable efforts to keep it effective for the Effectiveness Period; provided, however, that the Company shall have the right to defer any Demand Registration for up to 180 days, if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer or Chairman of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided, further, that the Company shall not invoke such right on more than three occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve-month period.

(ii) The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Investor, and Investor’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the Investor or its legal counsel may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

9

(iii) The Company shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until the earliest of the following: (i) the date on which all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn and (ii) the date on which all Registrable Securities and other securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”).

(iv) The Company shall permit the Investor, the Underwriters, if any, and any attorney and accountant selected by the Investor or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and shall cause the Company’s officers, directors and employees to supply all information reasonably requested by the Investor, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters agree to confidentiality arrangements reasonably satisfactory to the Company, prior to the release or disclosure of any such information.

(v) After the filing of a Registration Statement, the Company shall promptly, and in no event more than one Business Days after such filing, notify the Investor of such filing, and shall further notify the Investor promptly and confirm such advice in writing in all events within two Business Days of the occurrence of any of the following: (A) when such Registration Statement becomes effective; (B) when any post-effective amendment to such Registration Statement becomes effective; (C) the issuance or threatened issuance by the SEC of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (D) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Investor any such supplement or amendment; except that before filing with the SEC a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the Investor and to the legal counsel for the Investor, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

(vi) The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Investor (in light of the intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Investor to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

10

(vii) The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Investor, and the representations, warranties and covenants of the Investor in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Company.

(viii) In the event of an Underwritten Takedown or an Underwritten Demand Registration, the Company shall obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an underwritten offering, and a customary “bring-down” thereof, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to the Investor.

(ix) In the event of an Underwritten Takedown or an Underwritten Demand Registration, on the date the Registrable Securities are delivered for sale pursuant to any Registration, the Company shall obtain an opinion and negative assurances letter, each dated as of such date, of one counsel representing the Company for the purposes of such Registration, including an opinion of local counsel if applicable, addressed to the holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to such Registration in respect of which such opinion is being given as the holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to the Investor.

(x) The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

(xi) The Company shall provide and maintain a transfer agent and registrar for the Registrable Securities.

(xii) Upon execution of confidentiality agreements, the Company shall make available for inspection by the Investor, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by the Investor or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement.

11

(xiii) The Company shall comply with all applicable rules and regulations of the SEC and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(xiv) If an offering pursuant to this Agreement is conducted as an Underwritten Takedown or an Underwritten Demand Registration and involves Registrable Securities with an aggregate offering price (before deduction of underwriting discounts) that exceeds $25,000,000, the Company shall use commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such offering.

(xv) The Company shall use its commercially reasonable efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

(b) Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.4(a)(v)(D), or, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Board, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, the Investor shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor receives the supplemented or amended prospectus contemplated by 3.4(a)(v)(D) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, the Investor will deliver to the Company all copies, other than permanent file copies then in Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. The foregoing right to delay or suspend may be exercised by the Company for no longer than 180 days in any 12-month period.

(c) The Company shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 3.1, any Demand Registration pursuant to Section 3.2(a), any underwritten Takedown pursuant to Section 3.1(f), and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.4(a)(xv); (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses of one legal counsel selected by the Investor not to exceed $75,000. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Investor, which underwriting discounts or selling commissions shall be borne by the Investor, but the Company shall pay any underwriting discounts or selling commissions attributable to the securities it sells for its own account.

12

(d) The Investor shall promptly provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with Federal and applicable state securities laws.

(e) At any time and from time to time, in connection with a sale or transfer of Registrable Securities exempt from registration under the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement of which such prospectus forms a part, the Company shall, subject to the receipt of customary documentation required from the applicable holders in connection therewith, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (ii) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by Investor in connection with the aforementioned sales or transfers; provided, however, that the Company shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any sale or transfer of Registrable Securities in any transaction that does not constitute an Underwritten Takedown or an Underwritten Demand Registration.

(f) Notwithstanding anything in this Agreement to the contrary, at any time after the Registration Statement becomes effective the Company may delay the disclosure of material, non-public information concerning the Company or any of its subsidiaries if the Board has a valid business reason for determining that disclosure of such information is not in the best interests of the Company and such disclosure is not otherwise required (a “Grace Period”); provided, however, that the Company shall promptly (i) provide written notice to the Investor of the Grace Period (provided that in no event shall such notice contain any material, non-public information) and the date on which the Grace Period will begin, and (ii) provide written notice to the Investor of the date on which the Grace Period ends; provided, further, that no Grace Period shall exceed thirty (30) consecutive days and during the Effectiveness Period such Grace Periods shall not exceed an aggregate of sixty (60) days provided, further, the Company shall not register any securities for its own account or that of any other stockholder during such Grace Period. The provisions of Section 3.4(e) shall not be applicable during any Grace Period. Upon expiration of a Grace Period, the Company shall again be bound by the provisions of Section 3.4(e) with respect to the information giving rights thereto unless such material, non-public information is no longer applicable.

13

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

Section 4.1 Company Indemnification. The Company agrees to indemnify and hold harmless Investor, and each of its respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by the Investor expressly for use therein, or is based on the Investor’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.

4.2 Indemnification by Investor. The Investor will indemnify and hold harmless the Company, each of its directors and officers, attorneys and each other selling holder and each other person, if any, who controls another selling holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Investor expressly for use therein, or is based on Investor’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. The indemnification obligations hereunder shall be limited to the amount of any net proceeds actually received by the Investor.

14

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by a person of notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

(a) If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.4(a).

(c) The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, the Investor shall not be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by the Investor from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

15

ARTICLE V

BOARD NOMINATION RIGHTS

5.1 Nomination. Following the Effective Date, the Company and the Board shall use commercially reasonable efforts to nominate Investor to serve on the Board for a minimum of three (3) years from the Closing (the “Board Service Period”). Promptly following Closing, the Company shall take such steps, if any, as are reasonably necessary to increase the size of the Board to accommodate the Investor, and the directors then in office will elect Investor to fill the resulting vacancy, subject to Investor’s acceptance of such nomination and election. Investor shall not be obligated to accept the nomination or election to the Board as contemplated by this Section 5.1 but the failure to do so shall not constitute a waiver of Investor’s rights hereunder.

5.2 Election at Shareholder Meeting. Regardless of whether Investor is then serving on the Board, the Nominations and Corporate Governance Committee of the Board shall recommend to the Board that Investor be nominated and recommended by the Board to shareholders for election as a director at each meeting of shareholders at which directors are elected during the Board Service Period and the Board shall recommend the Investor to the shareholders for election as a director at each meeting of shareholders at which directors are to elected during the Board Service Period. The Company shall use its commercially reasonable efforts to cause the election of the Investor, including by including the Investor in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of shareholders called for the election of directors, and at every postponement or adjournment thereof, and on every action or approval by written consent of the shareholders of the Company or the Board with respect to the election of Investor. Investor shall not be obligated to accept any nomination for election to the Board as contemplated by this Section 5.2, but the failure to accept any such nomination shall not constitute a waiver of the Investor’s rights with respect to any subsequent meetings of shareholders at which directors are to be elected during the Board Service Period.

ARTICLE VI
GENERAL PROVISIONS

Section 6.1 No Conflict. The Company is not currently party to, nor shall the Company hereafter enter into, any agreement with respect to its equity securities that is inconsistent with or violates the rights granted to the Investor set forth in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

Section 6.2 Transfer of Registration Rights. The registration rights contained in this Agreement to cause the Company to register the Registrable Securities, and the other rights set forth in this Article VI, may be assigned or otherwise conveyed by the Investor to any transferee of the Registrable Securities if the Transfer was permitted under Article II and the transferee agrees with the Company in writing to be bound by this Agreement.

Section 6.3 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.

Section 6.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) upon transmission, if sent by electronic transmission (in each case with receipt verified by electronic confirmation), or (c) one (1) Business Day after being sent by courier or express delivery service. The addresses, and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address, email address or facsimile number as may be designated in writing hereafter, in the same manner, by any such person.

16

Section 6.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart and such counterparts may be delivered by the parties hereto via facsimile or electronic transmission.

Section 6.6 Amendment; Waiver. This Agreement may be amended or modified, and any provision hereof may be waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company and the Investor. Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 6.7 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

Section 6.8 Governing Law; Venue. This Agreement and all claims or causes of action (whether sounding in contract or tort) arising under or related to this Agreement, shall be governed by and construed in accordance with, the laws of the State of Delaware, without regard to any rule or principle that might refer the governance or construction of this Agreement to the Laws of another jurisdiction. In any action or proceeding between any of the parties arising under or related to this Agreement, each of the parties (a) knowingly, voluntarily, irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of any court of competent civil jurisdiction sitting in the State of Delaware, (b) agrees that all claims in respect of any such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 6.8, (c) waives any objection to the laying of venue of any such action or proceeding in such courts, including any objection that any such action or proceeding has been brought in an inconvenient forum or that the court does not have jurisdiction over any party, and (d) agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 5.2. The parties agree that any party may commence a proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

Section 6.9 Specific Performance. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed by such first party in accordance with their specific terms or were otherwise breached by such first party. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

(Next Page is Signature Page)

17

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

COMPANY:

AMMO, INC.

By:
Name:	Fred W. Wagenhals
Title:	Chief Executive Officer

Address for Notice:

7681 E. Gray Rd.
Scottsdale, Arizona 85260
Attn: Fred W. Wagenhals
Email:

INVESTOR:

Steven F. Urvan

Address for Notice:

Email:

[Signature Page Investor Rights Agreement]

18